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                                                                       EXHIBIT 6

                                IRREVOCABLE PROXY


         Subject to the closing of the transactions contemplated in the Stock Purchase Agreement between Heartland Advisors, Inc., on behalf of Heartland Value Fund, and ManorCare Health Services, Inc., dated June 28, 2000, the undersigned, revoking any proxy previously given, hereby appoints Paul A. Ormond, M. Keith Weikel, Geoffrey G. Meyers and R. Jeffrey Bixler, and each of them, as proxies and attorneys-in-fact, with full powers of substitution and re-substitution and pursuant to the provisions of the Minnesota Business Corporation Act, to vote, or to execute and deliver written consents or otherwise act with respect to, Four Hundred Fifty-Four Thousand Four Hundred One (454,401) shares of common stock, $.01 par value, of IN HOME HEALTH, INC., a Minnesota corporation (the "Corporation"), which the undersigned is now or at any time during the effectiveness hereof entitled to vote (the "Shares") as fully, to the same extent and with the same effect as the undersigned might or could do under any applicable laws or regulations governing the rights and powers of stockholders of a Minnesota corporation in connection with any actions submitted to a vote of, or other action by, the stockholders of the Corporation. The undersigned hereby affirms that this proxy is executed in connection with a sale of the Shares, is coupled with an interest and is irrevocable. THIS PROXY IS COUPLED WITH AN INTEREST AND IS IRREVOCABLE. IT SHALL REMAIN IN FULL FORCE AND EFFECT UNTIL THE TENTH ANNIVERSARY HEREOF. THIS PROXY SHALL BE ENFORCEABLE AGAINST ANY DONEE, TRANSFEREE OR ASSIGNEE OF THE STOCK.


Dated: June 28, 2000


                                    FIRSTAR BANK MILWAUKEE, N.A., as
                                    custodian for Heartland Value Fund



                                    By: /s/ Marsha A. Croxton
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                                    Name: Marsha A. Croxton
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                                    Title: Senior Vice President
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